Exhibit 10.2

[FORM OF RESTRICTED STOCK AGREEMENT (NON-AFFILIATED DIRECTORS)]

NEXTDECADE CORPORATION

2017 Omnibus Incentive Plan

Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement”) is made by and between NextDecade Corporation, a Delaware corporation (the “Company”), and [●] (the “Participant”), effective as of [●] (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the NextDecade Corporation 2017 Omnibus Incentive Plan (as the same may be amended from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant of Common Stock, subject to the terms and conditions set forth in the Plan and this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.

Grant of Stock Award. The Company hereby grants to the Participant, effective as of the Date of Grant, a restricted stock award covering [●] shares of Common Stock (“Restricted Stock”), on the terms and conditions set forth in the Plan and this Agreement.

2.	Vesting of Restricted Stock. Subject to the terms and conditions set forth in the Plan and this Agreement, the Restricted Stock shall vest as follows, and be subject to the following conditions:

(a)

Except as otherwise provided in this Section 2, and subject to the Participant’s continued Service from the Date of Grant through the relevant vesting date below, the Restricted Stock shall vest as follows:

[●]

(b)

Change of Control. Notwithstanding the foregoing vesting schedule, all shares of Restricted Stock shall fully vest upon a Change of Control, subject to the Participant’s continued Service from the Date of Grant through such Change of Control.

(c)

Termination of Service. Notwithstanding the foregoing vesting schedule, upon the Participant’s termination of Service with the Company or its Subsidiaries, a number of shares of Restricted Stock equal to the number of shares of Restricted Stock that would have otherwise vested during the vesting period in which such termination occurs shall vest pro rata based on the number of days of Service in such vesting period prior to such termination of Service. All rights of the Participant to any Restricted Stock that remains unvested (after giving effect to this Section 2(c)) as of the date of Participant’s termination of Service with the Company or its Subsidiaries for any reason shall terminate immediately and all such Restricted Stock shall immediately be forfeited in their entirety to the Company for no consideration.

(d)

For purposes of this Agreement, Restricted Stock that vests pursuant to this Section 2 shall no longer constitute Restricted Stock and, following such vesting, shall constitute vested Common Stock (“Vested Stock”).

(e)

Notwithstanding anything to the contrary herein or in the Plan, any shares covered by or issued under this Agreement, regardless of whether such shares constitute Restricted Stock or Vested Stock, shall be forfeited to the Company for no consideration if and to the extent that this Restricted Stock award is in breach of Section 4.4 of the Plan (for this purpose, if applicable, as amended by the Board after the Date of Grant and subsequently approved by the Company’s stockholders in connection with the Company’s Annual Meeting of Stockholders immediately following the Date of Grant).

3.	Issuance of Shares.

(a)

Book-Entry Registration of the Shares; Delivery of Shares. The Company may at its election either: (i) after the Date of Grant, issue a certificate representing the shares of Restricted Stock subject to this Agreement and place a legend and stop transfer notice on that certificate, in which case the Company may retain that certificate unless, until and as any shares represented by that certificate have vested and may cancel that certificate if and to the extent that the shares of Restricted Stock are forfeited or otherwise required to be transferred back to the Company; provided that, if the shares of Restricted Stock are to be certificated, the Company may require the Participant to deliver to the Company a duly-executed blank stock power in a form to be provided by the Company; or (ii) not issue any certificate representing the shares of Restricted Stock subject to this Agreement and instead document the Participant’s interest in the shares of Restricted Stock by registering the shares of Restricted Stock with the Company’s transfer agent (or another custodian selected by the Company) in book-entry form in the Participant’s name with the applicable restrictions noted in the book entry system, in which case no certificate representing all or any part of the shares of Restricted Stock will be issued unless, until and as any of those shares have vested, and the Company may cancel those book entry shares if and to the extent that the shares of Restricted Stock are forfeited or otherwise required to be transferred back to the Company. In any case, the Company may provide a reasonable delay in the issuance or delivery of shares of Vested Stock to address withholding taxes and other administrative matters.

(b)

Shareholder Rights. The Participant shall have all rights of a stockholder with respect to the shares of Restricted Stock granted to the Participant under this Agreement, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto; provided that, with respect to shares of Restricted Stock (i.e., shares that have not become Vested Stock), (x) any regular cash dividends paid with respect to a share of Restricted Stock (the “associated share”) will be withheld by the Company and will be paid to the Participant, without interest, within thirty (30) days after the associated share vests and will be forfeited if and when the associated share is forfeited, (y) any property (other than cash) distributed with respect to an associated share (including without limitation a distribution of shares by reason of a stock dividend, stock split or otherwise or a distribution of other securities with respect to an associated share) will be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to those restrictions and will be forfeited if and when the associated share is forfeited or will vest if and when the associated share vests, and (z) shares of Restricted Stock may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Participant prior to the date when the shares become Vested Stock, and any attempt to transfer shares of Restricted Stock in violation of this Section 3(b) will be null and void and will be disregarded.

(c)

Withholding Requirements. The Company shall have the power and the right to deduct or withhold automatically from any shares deliverable under this Agreement, or to require the Participant or the Participant’s representative to remit to the Company, the minimum statutory amount necessary to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement, or in the sole discretion of the Committee, such greater amount necessary to satisfy the Participant’s expected tax liability, provided that, the withholding of such greater amount does not result in adverse tax or accounting consequences to the Company.

4.

Adjustment to Restricted Stock. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.5 of the Plan, the Restricted Stock may be adjusted in accordance with Section 4.5 of the Plan.

5.	Miscellaneous Provisions.

(a)

Securities Laws Requirements. No shares will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet those requirements. The Committee may impose such conditions on any shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those shares.

(b)

Section 83(b) Election. The Participant may file an election pursuant to Section 83(b) of the Code with respect to the Restricted Stock. The Participant may file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Section 83(b) of the Code. If the Participant files such election with the Internal Revenue Service, it shall promptly deliver a copy of such election to the Company.

(c)

Lock-Up Agreement. The Participant hereby agrees, at the request of the Company, to execute and deliver a lock-up agreement to the underwriter(s) of a public offering of the Company’s Common Stock; provided that the length of such lock-up agreement shall be no longer than the lock-up period for the Company and other holders of Common Stock delivering lock-up agreements in connection with such offering; and provided, further, that the terms of such lock-up agreement will be substantially similar to the terms of the lock-up agreements delivered by the other holders of Common Stock delivering lock-up agreements in connection with such offering.

(d)

Transfer Restrictions. The shares delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(e)

No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(f)

Notification. Any notification required by the terms of this Agreement will be given by the Participant (i) in writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s General Counsel and will be deemed effective upon actual receipt. Any notification required by the terms of this Agreement will be given by the Company (x) in writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.

(g)	Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(h)

Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(i)

Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(j)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(k)

Choice of Law; Arbitration; Jurisdiction. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a single arbitrator in Houston, Texas in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association then in effect. The decision of the arbitrator will be final and binding upon the parties hereto. The arbitration proceeding shall be confidential, except that judgment may be entered on the arbitrator’s award in any court having jurisdiction. All claims, causes of action or proceedings that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

PARTICIPANT ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, PARTICIPANT IS WAIVING ANY RIGHT THAT PARTICIPANT MAY HAVE TO A JURY TRIAL RELATED TO THIS AGREEMENT.

(l)

Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(m)

Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Such on-line or electronic system shall satisfy notification requirements discussed in Section 5(f).

(n)

Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Award Agreement as of the dates set forth below.

PARTICIPANT                         NEXTDECADE CORPORATION

_________________________________          By: ______________________________

Date:_____________________________          Date: _____________________________